Exhibit 4.2
                                                                   -----------

                            SHAREHOLDERS' AGREEMENT
                            -----------------------

               Made and signed in Tel Aviv on 2nd November, 2002


                                   Between:

              Koor Industries Ltd. (Public Company No. 52-001414-3)
              of 21 Ha'arbaa Street, Platinum House, Tel Aviv 64739
              Facsimile: 03-6238425
              ("Koor")
                                                            of the first part;
                                                            ------------------

                                     And:

              Elta Systems Ltd. (Private Company No. 51-048798-6)
              of 100 Yitzhak Hanassi Avenue, P.O.B. 330, Ashdod 77102
              Facsimile: 08-8563930
              ("Elta")
                                                           of the second part;
                                                           -------------------

                                     And:

              Elisra Electronic Systems Ltd. (Private Company No. 52-003587-4) of 48 Mivtza Kadesh Street, Bnei Brak 51203
              Facsimile: 03-6175878
              ("the Company")
                                                            of the third part;
                                                            ------------------


Whereas Koor and Elta contacted in the Purchase Agreement, as defined below, whereby Koor will sell to Elta the Shares Being Sold, as defined below, and will grant Elta an option to purchase from Koor the Option Shares, as defined below; and

Whereas Immediately after closing the transaction of sale of the Shares Being Sold, as defined below, Koor and Elta will be the sole owners of the shares in the Company; and

Whereas Koor and Elta wish to regulate the relations between them as owners of the Company's shares, all as set forth in this Agreement below:


              Now therefore, the parties have declared, agreed and stipulated as follows:


1.     Preamble, headings and definitions
-----------------------------------------

1.1 The preamble and the Appendices to this Agreement constitute an integral part thereof.

1.2 The headings of the clauses in this Agreement are for convenience of orientation only, and shall not be used for interpretation purposes.

1.3 In this Agreement, the following terms shall have the meanings appearing alongside them, unless specifically stated otherwise:

      "Stock Exchange"                      A Stock Exchange in Israel or abroad

      "Foreign Stock Exchange"              As this term is defined in the
                                            Securities law, 5728-1968.

      "a Stock Exchange                     As the term "Stock  Exchange" is
       in Israel"                           defined in the Securities  Law,
                                            5728-1968.

      "Interested Party"                    As this term is defined in the
                                            Securities Law, 5728-1968.


      "Outside Director" or "Outside        Those directors who will serve in
        Directors"                          the Company  starting from the
                                            Closing Date of a Public Offering
                                            and who will be Outside Directors,
                                            as that term is defined in the
                                            Companies Law, 5759-1999.

     "Notice of Sale"                       Written notice given by the First
                                            Party to the Second Party, stating
                                            the identity of the Third Party
                                            and the consideration offered to
                                            the first party by the Third Party
                                            for the Offered Shares, the terms
                                            of payment and all the other
                                            material terms and conditions of
                                            the transaction.

      "the Notice of Purchase"              Written notice given by the Second
                                            Party to the First Party, stating
                                            its decision to purchase the
                                            Offered Shares for the
                                            consideration, on the terms of
                                            payment and other terms and
                                            conditions set out in the Notice
                                            of Sale.

      "the Index"                           The Consumer Price Index of the
                                            U.S.A. as published by the Bureau
                                            of Labor Statistics of the Labor
                                            Department of the United States.

      "the Offered Shares "                 As defined in Clause 6.1 below.

      "the Shares Being Sold"               35,013,000 Ordinary Shares of a
                                            par value of NIS 1 each of the
                                            Company, being sold and
                                            transferred to Elta under the
                                            Purchase Agreement.

      "Public Offering"                     An initial public offering of
                                            shares of the Company in which the
                                            shares of the Company will be
                                            listed for trading on a Stock
                                            Exchange.

      "Private Placement"                   An offering of shares
                                            to any third party and/or to any
                                            third parties, which is not a
                                            Public Offering.

      "Agreement for Sale to a              An agreement contacting with a third
       Third Party"                         party for the sale of all or some
                                            of the shares of the First
                                            Party to the Third Party, as
                                            set out in Clause 6 below.

      "the Purchase Agreement"              An agreement for
                                            the purchase of the Shares
                                            Being Sold, which was signed
                                            between Koor, Elta and the Company
                                            on 2nd July, 2002.

      "the Other Party"                     As defined in Clause 6.5 below.

      "the Transferring Party"              As defined in Clause 5.2 below.

      "the First Party"                     As defined in Clause 6.1 below.

      "the Third Party"                     Any third party.

      "the Second Party"                    Where the First Party is Koor -
                                            Elta,and where the First party
                                            is Elta - Koor.

      "the Offer of the Second Party"       As defined in Clause 6.2 below.

      "the Second Period"                   As defined in Clause 6.2 below.

      "the Budget"                          The consolidated annual
                                            budget of the Company,
                                            cross-sectioned to include inter
                                            alia, each of the companies
                                            controlled by the Company in
                                            connection with a particular
                                            calendar year.

      "the Members of the Board as          As defined in Clause 2.1(b) below.
        Proposed by the Parties"

      "Government Company"                  As defined in the Government
                                            Companies law, 5735-1975.

      "Security Knowledge"                  Knowledge in the security field,
                                            including research, development,
                                            study-planning, design, software,
                                            basic theoretical research,
                                            inventions, patents, plans,
                                            engineering designs and
                                            specifications, and also knowledge
                                            relating to security equipment and
                                            its manufacture, the use thereof,
                                            its maintenance, repair or
                                            handling in any other way, and all
                                            even if the knowledge serves or is
                                            designed to serve non-security
                                            needs, provided that the main use
                                            thereof is for security needs.

      "Business Day"                        A day on which banking services
                                            are provided to the public by most
                                            of the banks in Israel.

      "the Closing Date of a Public         If as part of the Public Offering,
        of the Company are Offering"        shares listed on a Foreign Stock
                                            Exchange - thedate on which the
                                            Company's shares are listed or the
                                            date on which the proceeds of the
                                            Public Offering are transferred
                                            from the underwriters to the
                                            Company, and all the documents
                                            which are a condition for the
                                            closing of the Public Offering are
                                            exchanged between the parties,
                                            including opinions of the legal
                                            advisers, whichever is the later
                                            date;

                                            If as part of the Public Offering
                                            the shares of the Company are
                                            listed for trading on a Stock
                                            Exchange in Israel only - the date
                                            on which the Company's shares are
                                            listed on a Stock Exchange in
                                            Israel.

      "the Option Shares"                   9,336,800 ordinary Shares of a par
                                            value of NIS 1 each of the
                                            Company, which are the subject of
                                            the option granted to Elta by Koor
                                            in the Purchase Agreement.

      "Strategic Investor"                  An individual or corporation of
                                            repute, with business ties,
                                            technical know-how and resources
                                            in the field of the security
                                            operations.

      "Transferee"                          As defined in Clause 53 below, as
                                            well as the Permitted Transferee.

      "Permitted Transferee"                A company wholly-owned (100%) by
                                            the Transferring Party.

      "Security Operations"                 Activities in the field of
                                            manufacture or maintenance of
                                            security equipment or in the field
                                            of Security Knowledge development.

      "Security Equipment"                  Equipment used or designed to be
                                            used for warfare, the prevention
                                            of warfare or hostile activity,
                                            for the support of warfare, for
                                            military training, for defense
                                            against warfare or hostile
                                            activity, as well as materials,
                                            parts, spare parts, auxiliary
                                            equipment, accessories and means
                                            for the development, manufacture,
                                            testing, maintenance or repair of
                                            such equipment, or for its
                                            treatment in any other way, or
                                            equipment used for similar
                                            purposes in the security field,
                                            and all even if it is used or
                                            designed to be used for
                                            non-security purposes, provided
                                            that its main use is for security
                                            needs.

      "Control"                             As this term is defined in the
                                            Securities Law, 5728-1968.

      "Tadiran Systems"                     Tadiran Electronic Systems Ltd.

      "Tadiran Spectralink"                 Tadiran Spectralink Ltd.

      "IAI"                                 Israel Aircraft Industries Ltd.

      "the Negotiation Period"              As defined in Clause 6.1 below.

      "the  Acceptance Period"              A period of 14 days starting on
                                            the date of receipt of the Notice
                                            of Sale by the Second Party.


2.     The Board of Directors of the Company
--------------------------------------------

2.1 Koor and Elta, each of them separately, undertakes to vote by virtue of all the shares it will hold, and to take all the actions required by virtue of all the shares it will hold, to ensure:

       (a) That the Board of Directors of the Company will consist of ten members in addition to the Outside Directors, if there is a need for Outside Directors.

       (b) That all the members of the Board of Directors of the Company who are not Outside Directors, and if the Company also has other shareholders - as large a number a possible of the members of the Board of Directors of the Company who are not Outside Directors ("the Members of the Board as Proposed by the Parties"), will be those who were nominated by Koor and Elta, divided as described below.

       (c) That the Members of the Board as Proposed by the Parties will include:

              (1) A number of directors nominated by Elta, the ratio of which to all the Members of the Board as Proposed by the Parties will be the same as the ratio of the number of shares held at the relevant time by Elta to all the shares held at the relevant time by Koor and Elta.

              (2) A number of directors nominated by Koor, the ratio of which to all the Members of the Board as Proposed by the Parties will be the same as the ratio of the number of shares held at the relevant time by Koor to all the shares held at the relevant time by Koor and Elta.

              (3) The number of members of the Board of Directors nominated by either Koor or Elta as aforesaid, will be rounded to the nearest whole number.

              (d) That all the Outside Directors who serve on the Board of Directors of the Company, if their office is required by the provisions of the law and/or the Stock Exchange, will be those who are recommended to the General Meeting by the Board of Directors of the Company. Elta and Koor will consult concerning the Outside Directors recommended by the Board of Directors as aforesaid, and each of them may oppose the appointment of an Outside Directors proposed by the Board of Directors for reasonable cause only, by submitting reasoned notice to the other of them within 4 Business Days from the date on which the Board of Directors gives notice of its proposed candidates for the offices of Outside Directors.

2.2    For implementation of the above, Koor and Elta undertake, inter alia:

              (a) Subject to the provisions of Clauses 2.1(d) above and 2.3 below, to participate in any General Meeting and/or written resolution of the shareholders of the Company, in which members of the Board of Directors of the Company or the Outside Directors are to be elected, and to vote by virtue of all the shares they hold, for such a number of candidates as proposed by Elta or Koor, as the case may be, for the Board of Directors, as equals the number of directors which Elta or Koor, as the case may be, is entitled to include among the Members of the Board as Proposed by the Parties, in accordance with the provisions of Clauses 2.1(b) and 2.1(c) above, and to vote by virtue of all the shares they hold for the candidates for the offices of Outside Directors who were nominated by the Board of Directors of the Company as provided in Clause 2.1(d) above.

              (b) Subject to the provisions of Clauses 2.1 (d) above and 2.3 below, Koor and Elta undertake that should the office of a member of the Board of Directors who was elected according to the proposal of Koor or Elta fall vacant, or the office of an Outside Director, they will participate in any General Meeting and/or written resolution of the shareholders of the Company, and will vote by virtue of all the shares they hold, for the candidate proposed by Elta or Koor, as the case may be, for the office of member of the Board of Directors instead of the member of the Board of Directors whose office has fallen vacant and/or, as the case may be, for the candidate for the office of Outside Director proposed by the Board of Directors of the Company.

              (c) Subject to the provisions of Clause 2.3 below, Koor and Elta undertake to participate in any General Meeting and/or written resolution of the shareholders of the Company, and to vote by virtue of all the shares they hold against the removal from office of a member of the Board of Directors of the Company whose nomination for that office was proposed by Koor or Elta, unless Koor or Elta receives the prior written consent of the other of them.

2.3 Koor and/or Elta may nominate any candidate for the office of members of the Board of Directors, subject to the provisions of any law and to the required security classification, provided that such candidate is not or is not liable to be in a situation of material conflict of interests which will prevent him from participating in most of the meetings of the Board of Directors of the Company.

2.4 On all the committees of the Board of Directors of the Company, the ratio of members of the Board of Directors nominated for office by Koor and Elta will be maintained to the extent possible, and in any case, all the committees of the Board of Directors will include at least one director who was nominated for office by Koor and at least one director who was nominated for office by Elta.

2.5    The undertaking of Koor and Elta as set our above in Clauses 2.1, 2.2,
       2.3 and 2.4, shall apply as long as Koor and/or its Transferee hold more than 20% of the issued share capital of the Company and as long as Elta and/or its Transferee hold more than 20% of the issued share capital of the Company. The aforesaid notwithstanding, should Koor and its Transferee and/or Elta and its Transferee hold 20% or less of the issued share capital of the Company (hereinafter: "the Smaller Shareholder"), and the other of them holds more than 20% of the issued share capital of the Company (hereinafter: "the Larger Shareholder"), the Larger Shareholder may notify the Smaller Shareholder, in writing, that it must continue to fulfill the undertakings described in Clauses 2.1, 2.2, 2.3 and 2.4 above, and in such case the Larger Shareholder shall also be obligated to fulfill all the undertakings described in Clauses 2.1, 2.2, 2.3 and 2.4 above.

2.6 In a vote at the Board of Directors of the Company, every director shall have one vote. Resolutions of the Board of Directors will be passed by a majority of the votes. The Chairman of the Board of Directors of the Company shall not have a casting vote in the event of a tied vote. In a tied vote of the Board of Directors on the subject of any proposed resolution, the proposed resolution shall be deemed to have been rejected and shall not be forwarded to discussion by the General Meeting of the Company.

2.7 The Board of Directors of the Company will convene at least once per quarter.

2.8 The Company manages its business by means of business units and subsidiaries, including Tadiran Systems and Tadiran Spectralink. The Board of Directors of the Company will report and discuss the business affairs of the subsidiaries in the same format, scope and frequency as it reports and discusses the business affairs of the business units in the Company. It is hereby clarified that the aforesaid shall not derogate from the authority and powers vested in the Boards of Directors of the subsidiaries under any law.


3.     Preferred majority
-------------------------

3.1 As long as Koor and/or its Transferee hold 20% or more of the issued share capital of the Company and as long as Elta and/or its Transferee hold 20% or more of the issued share capital of the Company, the resolutions adopted on the subjects listed below will be adopted as follows:

       (I) Subject to the provisions of any law, resolutions on the subjects listed in sub-sections (b), (c) and (i) below, insofar as they relate to the Company, will be adopted by a majority vote in the Board of Directors of the Company, provided that at least one director appointed in accordance with Koor's proposal and one director appointed in accordance with Elta's proposal voted for the resolution or gave their written consent thereto.

       (II)   Resolutions on the subjects listed in sub-sections (a), (d),
              (e), (f), (g), (h), (j) and (k) below, insofar as they relate to the Company, will be adopted by a majority vote at the General Meeting of the Company, provided that at the General meeting of the Company, Koor and Elta voted for the resolution or gave their written consent thereto.

       (III)  Resolutions on the subjects listed in sub-sections (d), (e),
              (h), (j) and (k) below, insofar as they relate to Tadiran Systems and/or Tadiran Spectralink, and any change in the Memorandum and Articles of Association of Tadiran Systems and Tadiran Spectralink insofar as they are incompatible with the provisions of this Agreement (provided that Tadiran Systems and/or Tadiran Spectralink, as the case may be, is controlled by the Company), shall be adopted by a majority at the General Meeting of Tadiran Systems and/or Tadiran Spectralink, as the case may be, provided that at such General Meeting, the Company votes for the resolution on those subjects only if Koor and Elta have given their written consent to the resolution.

       In the matter of giving written consent as aforesaid - Koor and Elta or all the directors appointed in accordance with Koor's proposal and all the directors appointed in accordance with Elta's proposal, as the case may be, shall notify the Company of their position in connection with the resolutions on the subjects listed below, within 7 days of the date of which they are requested by the Company to give their consent to any of the resolutions.

       And these are the subjects:

       (a) A change in the Memorandum and Articles of Association of the Company.

       (b) Any change from the dividend distribution policy at the Company as determined in this Agreement, and any resolution on the distribution of bonus shares in the Company.

       (c) Any change of the management fees arrangement between the Company, and Koor and Elta.

       (d) The entry of the Company and/or Tadiran Systems and/or Tadiran Spectralink into a new area of operation in which is not involved on the date of signing this Agreement and which is not included in the Security Operations.

       (e) The entry of the Company and/or Tadiran Systems and/or Tadiran Spectralink into a new area of operation, in which the Company and/or Tadiran Systems and/or Tadiran Spectralink, as the case may be, is not involved on the date of signing this Agreement and which is included in the Security Operations and involves a financial investment or series of related financial investments, of a cumulative scope of more than US $50,000,000 (fifty million US dollars), where that amount is linked to the Index.

       (f) A Public Offering, by 31st May, 2004, at a Company value of less than US $330,000,000 (three hundred and thirty million US dollars), where that amount is linked to the Index.

       (g) A Private Placement of shares and/or options of the Company to a Strategic Investor.

       (h) Purchase by the Company and/or by Tadiran Systems and/or by Tadiran Spectralink, of shares in any other corporation, in an amount exceeding US $100,000,000 (one hundred million US dollars), where that amount is linked to the Index.

       (i) A transaction between the Company and/or any of the companies in its control, and Interested Parties in the Company, except for
              (i) transactions with Interested Parties agreed upon in this Agreement and in the Purchase Agreement, (ii) transactions between the Company and the companies it owns or between the companies owned by the Company among themselves, and (iii) transactions in the normal course of business with IAI and/or companies in its control or with Koor and/or companies in its control.

       (j) Sale of all or most of the assets of the Company and/or the assets of Tadiran Systems and/or the assets of Tadiran Spectralink.

       (k) A proposal for the voluntary liquidation of the Company and/or the voluntary liquidation of Tadiran Systems and/or the voluntary liquidation of Tadiran Spectralink.

3.2 It is hereby agreed that on the Closing Date of a Public Offering, the validity of Clause 3 shall exp[ire automatically, and that on the date on which either of Tadiran Systems and/or Tadiran Spectralink becomes a public company as defined in the Companies Law, 5759-10999, the validity of Clause 3 above, including Clause 3.1(III) above, shall expire in everything connected with the same company.


4.     Consultation
-------------------

As long as each of Koor and Elta holds 20% or more of the issued share capital of the Company, then at least 30 Business Days before an appointment or dismissal of the CEO of the Company is brought for the approval of the Board of Directors of the Company, the matter will be presented by the Larger Shareholder of Koor and Elta to the other of them, and they will consult on that subject.


5.    Restriction on the sale of shares and assignment of rights and obligations
--------------------------------------------------------------------------------

5.1 It is hereby agreed that shares of the Company shall not be sold and/or transferred except in accordance with the provisions of this Clause 5 and the provisions of Clauses 6, 7 and 8 below and subject to the provisions of any law, and that none of the parties may assign and/or endorse and/or transfer its rights and/or obligations under this Agreement except in accordance with the provisions of this Agreement, and to the extent that such assignment, endorsement and/or transfer is permitted under the provisions of this Agreement only.

5.2 Notwithstanding the provisions of Clause 5.1 above, a party to this Agreement is allowed to transfer shares of the Company which it holds ("the Transferring Party"):

        (a) to a Permitted Transferee, and the provisions of Clauses 6 and 8 below shall not apply to such transfer, provide that prior to actual transfer, the Permitted Transferee undertakes in writing the obligations of the Transferring Party in respect of the shares of the Transferring Party in the Company which were transferred to the Permitted Transferee. If only some of the shares of the Transferring Party in the Company were transferred to the Permitted Transferee, then after the transfer, the Transferring Party and the Permitted transferee shall be entitled and bound, jointly and severally, by all the obligations and rights of the Transferring Party under this Agreement.

        (b) to all the shareholders of the Transferring Party (hereinafter in this clause: "the Transferee Shareholders"), whether by way of distribution of a dividend in kind to all the shareholders of the Transferring Party or in any other way, and subject to all the approvals and consents required for the transfer under any law and/or agreement, and the provisions of Clauses 6 and 8 below shall not apply with regard to such transfer (hereinafter in this clause: "the Spin-Off").

               A condition for Spin-Off is the existence of one of the following two alternatives immediately after the Spin-Off:

               (1) The holdings of the Transferring Party are not less than 20%.

               (2) The holdings of the Other Party to this Agreement who is not the Transferring Party (hereinafter in this clause - "the Other Party to the Agreement") alone, or the holdings of the Other Party to the Agreement together with the Transferring Party (if any holdings remain after the Spin-Off) and/or Interested Parties in the Company with whom the Other Party to the Agreement will make a voting agreement for the appointment of directors in the Company, shall be larger than the holdings of all the other Interested Parties in the Company together. And all in such a way that the Other Party to the Agreement will be able, together with the Transferring Party and/or Interested Parties in the Company with whom it makes an agreement as aforesaid, as the case may be, to appoint most of the members of the Board of Directors of the Company, as provided in Clause 2.1 above. The appointment of Outside Directors will be effected in accordance with the provisions of any law.

                    The Other Party to the Agreement shall be obligated to sign a voting agreement with the aforementioned Interested Parties in the Company (including the Transferring Party, if it has any Company shares remaining after the Spin-Off). The agreement shall include provisions in the matter of Clauses 2 and 6 to this Agreement, mutatis mutandis.

5.3 Notwithstanding anything written elsewhere in this Agreement, in any case where Koor or Elta transfers shares of the Company to a Third Party ("the Transferee"), the shares transferred to the transferee shall not have the rights described in the following clauses: 3.1(d), 3.1(e), 3.1)f), 3/1(g) and 3.1(h). The provisions of this clause shall not apply to a transfer of shares to a Permitted Transferee.

5.4 Notwithstanding anything written elsewhere in this Agreement, in a case where the transferor transfers only part of the shares of the transferor in the Company and the transfer entitles or obligates the Transferee to certain rights pursuant to this Agreement (subject to the provisions of Clause 3.5 above), the transferor shall serve, in all matters and respects, as the exclusive representative of the transferor and the Transferee in the matter of the rights and obligations assigned to the Transferee, and as far as the other parties to this Agreement are concerned, the transferor, and the transferor only, shall be the exclusive holder of the rights to obligate and/or entitle the transferor and the Transferee in everything relating to those rights and obligations.

       The transferor and the Transferee shall be deemed to hold, jointly and severally, the shares of the Company for the purpose of calculating the percentage of holdings pursuant to Clauses 3.2, 4, 6 and 9, insofar as the rights regarding the shares were transferred, only if their total number did not exceed three and provided that the holdings of Company shares of the Transferring Party are not less than 15% of the issued share capital of the Company, and that the joint holdings of the Transferring Party and of the Transferees are not less than 20% of the issued share capital of the Company.

       Before implementing a share transfer as described in this clause, a written document shall be signed by the transferor and the Transferee, a copy of which shall be submitted to the Other Parties to this Agreement at least 10 days in advance, corroborating everything stated above.

5.5 Notwithstanding anything written elsewhere in this Agreement, it is hereby agreed that transfer of the Option Shares, in whole or in part, to the Trustee (as defined in the Purchase Agreement) or from the Trustee to Koor or to Elta or to any Third Party, and all in accordance with the provisions of the Purchase Agreement and its appendices, shall not be subject to the restrictions described in this Agreement above and below concerning the transfer of shares (except for the provisions of Clause 8 below), provided that for transfer of shares from the Trustee to any Third Party as aforesaid, the provisions of Clauses 5.2,
       5.3 and 5.4 shall apply, and foe the purposes of these clauses, Elta shall be deemed to be the transferor of the shares, rather than the Trustee.


6.     Share transfer (Right of First Offer)
--------------------------------------------

6.1 If Koor or Elta ("the First Party") should wish to sell all or some of its shares in the Company ("the Offered Shares"), whether it holds an offer from any Third Party or not, the First Party shall give written notice thereof to the Second Party, setting out the quantity of Offered Shares, and will give notice of its wish to negotiate with the Second Party for the sale of the Offered Shares to the Second Party. If the Second Party wishes to purchase the Offered Shares, then during a period of 15 days starting on the date of delivery of the written notice by the First Party to the Second Party as aforesaid ("the Negotiation Period"), the parties will negotiate in good faith regarding the consideration and the terms and conditions on which the Second Party will purchase the Offered Shares from the First Party.

6.2 If during the Negotiation Period the Second Party makes a written offer to the First Party that includes the terms and conditions on which it will be ready to buy the Offered Shares from the First Party, including the consideration therefor ("the Second Party's Offer"), but by the end of the Negotiation Period the parties have not signed a written agreement relating to the sale of the Offered Shares to the Second Party, or if during the Negotiation Period the Second Party does not submit the Second Party's Offer, then during a period of 180 days starting immediately at the end of the Negotiation period ("the Second Period"), the First Party may sell the Offered Shares to a Third Party, without need to grant the Second Party the right of first offer as described in Clause 6.1 above and the right of first refusal as described in Clause 6.4 below, provided that the Second Party's offer, if given, is based on a cash price per share that is less than US $2.8275 per share and provided that the sale transaction of the Offered Shares to the Third Party is signed by the end of the Second Period, and all subject to any other restriction imposed upon it under any law and/or agreement, including the provisions of Clauses 5 above and 7.3 below.

       The First Party shall notify the Second Party of its contacting with the Third Party in the agreement of sale to the Third Party, within 7 Business Days from the date of such contracting.

       It is hereby agreed that in addition to the above, the Second Party's Offer shall be unconditional (except for terms and conditions dictated by any law), and will state whether as a result of the purchase of the offered Shares by the Second Party, the Company can expect to become a Government Company.

6.3 For the removal of doubt, if the transaction of sale of the offered Shares to the Third Party is not signed as aforesaid in Clause 6.2, the First Party may only sell the Offered Shares to the Third Party after granting the Second Party a right of first offer and a right of first refusal, if it exists, as provided in this Clause 6 above and below.

6.4    If all of the following cumulative conditions obtain -

       (a) the Second Party submitted the Second Party's Offer during the Negotiation Period, based on a cash price per share of more than US $2.8275;

       (b) by the end of the Negotiation Period the parties had not signed a written agreement relating to the sale of the offered Shares to the Second Party;

       then an additional restriction will be imposed upon the sale of the Offered Shares by the First Party, and it may not sell the Offered Shares to the Third Party even during the Second Period, except after the Second Party has been granted a right of first refusal as follows:

       6.4.1  The First Party will give the Second Party Notice of Sale.

       6.4.2 The Second Party may submit to the First Party, by the end of the acceptance period, written Notice of Purchase.

       6.4.3 In the case of giving Notice of Purchase, an agreement will be signed whereby the First Party will sell to the Second Party and the Second Party will buy from the First Party, all the Offered Shares at the consideration and on the terms and conditions set out in the Notice of Sale, within 7 Business Days from the date on which the First Party received the Notice of Purchase as aforesaid, subject to receipt of the approvals and permits required from third parties for the transaction as provided in any law and/or agreement.

       6.4.4 If the Second Party does not submit written Notice of Purchase to the First Party by the end of the acceptance period, the First Party may sell the Offered Shares to the Third Party at the consideration and on the terms of payment and other terms and conditions as set out in the Notice of Sale, and provided that the sale transaction of the Offered Shares to the Third Party is signed by the end of the Second Period or by the end of 30 days from the end of the acceptance period, whichever is the later.

       6.4.5 If the sale transaction of the Offered Shares to the Third Party is not signed by the end of the Second Period or by the end of 30 days from the end of the acceptance period, whichever is the later, the First Party may not sell the Offered Shares to the Third Party except after granting a right of first offer and right of first refusal, if it exists, to the Second Party as provided in this Clause 6.

6.5    (a)    Notwithstanding the provisions of Clause 6.4, if the Second
              Party is Elta and as a result of purchase of the Offered Shares by Elta the Company will become a Government Company, Elta shall not be entitled to give the First Party Notice of Purchase as provide in sub-clause 6.4.2 above in respect of all the Offered Shares, but it may assign its right to give Notice of Purchase to any Other Party ("the Other Party") in respect of all or some of the Offered Shares. The Other Party may give
              Notice of Purchase up to the end of the acceptance period, and Clause 6.4.3 above shall apply mutatis mutandis, provided that prior to the Other Party giving Notice of Purchase as aforesaid, Koor has given its written consent to the assignment to the Other Party. Koor shall not refrain from giving its consent except for reasonable cause only. If Koor opposed the Other Party, it shall give notice thereof within 3 Business
              Days of the date of receipt of notice from Elta of the identity of the Other Party. Elta may assign its right to give Notice of Purchase to an additional other party, and Koor's notice of refusal shall be seen as a new Notice of Sale, and all the relevant dates will be re-counted. All the provisions of this clause shall apply, mutatis mutandis.

        (b) If Elta assigned its right to give Notice of Purchase to an Other Party in respect of only some of the Offered Shares, a condition for giving Notice of Purchase by the Other Party is that Elta shall give Notice of Purchase on the same date, in respect of the Offered Shares not assigned by it to the Other Party, and Clause 6.4.3 shall apply mutatis mutandis. It is hereby clarified that the quantity of the Offered Shares in respect of which Elta may assign its right to give Notice of Purchase, shall be such a quantity as will ensure that as a result of purchase of the shares by Elta and the Other Party, the Company will not become a Government Company. In addition, it is clarified that Elta and the Other Party will sign one joint agreement for purchase of the Offered Shares from the transferor, with the same conditions and dates for both of them. Koor shall have the right to cancel the joint agreement against Elta and the Other Party, if the Other Party does not meet all of its obligations under the joint agreement.

6.6 Notwithstanding the provisions of Clause 6.4, if the Second Party is Elta and at the end of 51 days from the date of giving the Notice of Sale or at the end of 30 days from the date of making the agreement for purchase of the Offered Shares a provided in Clause 6.4.3 above, whichever is the later, Elta has not obtained the requisite government approval for performance of that agreement (hereinafter in this clause
       - "the Date for Approval"), Elta may, within four Business Days from the end of the Date for Approval, assign that agreement to the Other Party, which will sign the agreement and take upon itself all the rights and/or obligations of Elta thereunder, provided that prior to assigning the agreement as aforesaid, Koor has given its written consent to the assignment to the Other Party. Koor shall not refrain from giving its consent except for reasonable cause only. However, if the Third Party is a Strategic Investor incorporated in Israel or a corporation directly or indirectly controlled by that Strategic Investor, the period of the Date for Approval will be extended by 30 days, and Elta may assign its right to give Notice of Purchase in respect of all or some of the Offered Shares to an Other Party, and in such case the provisions of Clauses 6.5(a) and 6.5(b) above shall apply, mutatis mutandis.

       If Elta did not obtain government approval at the end of the period of the Date for Approval as aforesaid (hereinafter in this clause - "the Last Date for Approval"), the First Party may sell the Offered Shares to the Third Party at the consideration, on the terms of payment and the other terms set out in the Notice of Sale, provided that the transaction of sale of the Offered Shares to the Third Party is signed by the end of a period of 90 days from the Last Date for Approval. If the transaction of sale of the Offered Shares to the Third Party is not signed by the end of 90 days from the Last Date for Approval, the First Party may not sell the Offered Shares to the Third Party except after grant of a right of first offer and a right of first refusal, if it exists, to the Second Party as provided in this Clause 6.

6.7 It is hereby clarified that the share price stated in Clauses 6.2 and 6.4(a) above will be adjusted in any case of consolidation and/or splitting of the share capital of the Company and/or of a distribution of bonus shares, and all in relation to the share capital of the Company on the date of signing this Agreement.

6.8 The provisions of this Clause 6 above shall not apply to sales by the First Party in a total cumulative volume of les than 5% of the issued share capital of the Company after completion of a Public Offering of the Company in any year starting from the date of signing this Agreement, provided that the such sale of shares does not make the buyer of the shares an Interested Party in the Company.

6.9 The provisions of this Clause 6 shall apply as long as the Second Party holds 20% or more of the issued share capital of the Company.


7.     Sale of shares as part of a Public Offering and lockup provisions
------------------------------------------------------------------------

7.1 Koor may sell part of its holdings in the Company as part of a Public Offering, on the same terms and conditions as those of the Public Offering, in addition to shares of the Company which will be issued by the Company to the public as part of the Public Offering. Koor shall notify the Company and Elta of its intention to do so at least 15 days prior to the date planned as the Closing Date of the Public Offering.

7.2 Should Koor give notice of its intention to sell part of its holdings in the Company as part of a Public Offering as aforesaid in Clause 7.1, then Elta may sell, as part of the Public Offering and on the same terms and conditions as those of the Public Offering, shares in the Company in such number that its ratio to all the shares that Elta will hold in the Company on that date will be the same as the ratio of the number of shares in the Company that will be sold by Koor in the Public Offering to all the shares that Koor will hold in the Company on the same date, or a lesser number of shares.

7.3 It is hereby agreed that if for the purpose of a Public Offering the transferability of the shares held by Koor on the Closing Date of a Public Offering is restricted by law and/or by the rules and/or directives of the Stock Exchange where the Company's shares are listed as a result of the Public Offering, then that transferability restriction shall apply pro rata to the holdings of Koor and Elta in Company shares on the Closing Date of the Public Offering, also to the shares of the Company held by Elta on that date.


8.     Drag-along right
-----------------------

Should Koor wish to sell all of its holdings in the Company to a Third Party and Elta does not exercise its right to purchase the Offered Shares in accordance with the provisions of Clause 6 above, and if the Third Party makes the purchase of all of Koor's holdings in the Company contingent upon the purchase of the entire issued share capital of the Company, Elta will be obligated, if so demanded in writing by Koor in the Notice of Sale, to sell all of its holdings in the Company to the Third Party on the same date as Koor sells all of its shares in the Company to the Third Party, provided that the consideration that Elta receives for its shares in the Company will be derived from the same Company value as the Company value based on which Koor sells its shares as aforesaid, and provided that the Company value is not less than US $330,000,000 (three hundred and thirty million US dollars), where that sum is linked to the Index, and provided also that the agreement for the sale of the Company's shares to the Third Party is signed by the end of the Second Period or by the end of 30 days from the end of the acceptance period, whichever is the later of the two, and all subject to any other restriction imposed by law.

On the Closing Date of a Public Offering, this Clause 8 shall expire automatically.


9.     Distribution of a dividend
---------------------------------

9.1 Not later than the date of approval of the financial statements of the Company for any year, the Company shall announce dividends of 25% of its net profits according to the annual financial statements of the Company for that year, but if as a result of distribution of a dividend at that percentage, the Company will owe tax deriving from distribution of income from an Approved Enterprise pursuant to the Encouragement of Capital Investments Law, 5719-1959, the percentage of the dividend to be distributed shall be lowered to a percentage at which there will be no tax liability in respect of that income and the balance of the net profit for distribution as aforesaid shall be transferred cumulatively to the amount to be announced as a dividend in the subsequent year. These dividends will be distributed 14 days after being announced. The Board of Directors of the Company will consider the possibility of distributing an interim dividend once every quarter. In any case, no dividend will be distributed except from profits worthy of distribution and after the Board of Directors of the Company has reached the conclusion that such distribution is permitted under the Companies Law, 5859-1999.

9.2 On the Closing Date of a Public Offering, this Clause 9 shall expire automatically.


10.    Books of account, financial statements and submitting information
------------------------------------------------------------------------

10.1 The Company will maintain books of account and accounting in accordance with the provisions of any law.

10.2 The Company will prepare quarterly and annual consolidated financial statements, reviewed and/or audited, as the case may be, in accordance with generally accepted accounting principles in Israel and in accordance with the regulations issued and which will be issued by virtue of the Securities Law, 5728-1968. The Company intends to act to enable it to submit to Elta the data it requires for approval of its financial statements pursuant to the Securities Law, 5728-1968, not later than the planned date for approval of the financial statements of Elta, as Elta will notify the Company from time to time, and the Company will also submit to Elta drafts of the financial statements, to the extent possible, on a regular basis.

       It is hereby clarified that Elta and its controlling shareholder - IAI
       - are obligated by the directives of the Government Companies Authority to submit to that Authority a copy of the periodic financial statements, annual and/or quarterly, audited and/or reviewed, of all the Subsidiaries of the Company. Accordingly, the Company undertakes to submit such financial statements to Elta, as close as possible to the date of approval of the statements as aforesaid.

10.3 The Company will convey to the members of the Board of Directors a copy of the budget that will be brought for the Board of Directors' approval at least 7 days prior to the Board of Directors meeting at which the budget will be brought for the approval of the Board of Directors.


11.    Confidentiality
----------------------

The parties undertake to keep confidential the details of this Agreement, as well as any information relating to the activities of the Company and any other information connected with the Company, except for information the disclosure of which is required by law and to the extent it is required by law. Furthermore, the parties undertake not to make any use, at any time whatsoever, of knowledge or information of any kind, including professional and/or commercial secrets connected with the business of the Company which is not to the Company's benefit. Each party to this Agreement is responsible for the fulfillment of the undertaking in this clause also by anyone acting in its name and on its behalf, including its employees, agents, related companies and their employees. The provisions of this clause will bind the parties even after the expiry an d/or cancellation of this Agreement for any reason whatsoever.


12.      Priority of this Agreement
-----------------------------------

The parties agree that their relations as shareholders in the Company shall be regulated in accordance with this Agreement and the Articles of Association of the Company and the Articles of Association of Tadiran Systems and of Tadiran Spectralink, as the case may be. In any discrepancy between the provisions of this Agreement and the provisions of the Articles of Association of the Company and the Articles of Association of Tadiran Systems and of Tadiran Spectralink, as the case may be, the provisions of this Agreement shall prevail, and the parties will amend the Articles of Association of the Company and the Articles of Association of Tadiran Systems and of Tadiran Spectralink so as to make them compatible with this Agreement.


13.    Sundry provisions
------------------------

13.1 This Agreement and everything connected with it is governed by the laws of the State of Israel, without application of the choice of law sections. The competent court in the jurisdiction of the District Court in Tel Aviv-Yafo shall have sole and exclusive jurisdiction in any matter arising in connection with this Agreement and its performance.

13.2 Notices pursuant to or in connection with this Agreement shall be delivered in writing and signed by the person conveying the notice or whoever is authorized to sign on his behalf. A written notice which is dispatched by a party to this Agreement to another party to this Agreement (to the address appearing in the preamble to this Agreement, or to another address of which that party notifies the other parties to this Agreement in accordance with the provisions of this clause), shall be deemed to have been received by the party to which the notice was sent, within 4 (four) Business Days of the date it was handed in for dispatch by registered mail (against confirmation of handing in); on the date on which it was actually delivered or acceptance was refused if delivered by hand; on the date of transmittal by facsimile (if transmitted during a Business Day and if not transmitted during a Business Day, on the first Business Day after the date of its transmittal), provided that the transmitting party presents facsimile confirmation concerning transmittal of the notice.

        In witness whereof the parties have affixed their signatures:


         Signed: ( - ) Signed: ( - )                        Signed: ( - ) Signed: ( - )
---------------------------------------------        ------------------------------------------
           Koor Industries Ltd.                                 Elta Systems Ltd.
By:        Ran Medan, Vice President                 By:        Haim Amitai, VP-Finance
And by:    Shlomo Heller, Legal Counsel              And by:    Jay Kopitzky, Legal Counsel
/s/ Ran Medan                                        /s/ Haim Amitai
/s/ Shlomo Heller                                    /s/ Jay Kopitzky

             Signed: ( - )
---------------------------------------------
       Elisra Electronic Systems Ltd.
By:    Avner Raz, CEO
/s/ Avemer Raz